EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 7/24/25, the date of the event which required filing of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
5/28/2025	Buy	91,743	16.72
5/29/2025	Buy	300,624	16.93
5/30/2025	Buy	13,307	16.73
6/2/2025	Buy	14,589	16.85
6/3/2025	Buy	328	16.73
6/4/2025	Buy	38	16.80
6/5/2025	Buy	8,296	16.99
6/6/2025	Buy	2,212	16.80
6/9/2025	Buy	45,481	17.21
6/10/2025	Buy	171,296	17.20
6/11/2025	Buy	62,630	17.29
6/12/2025	Buy	18,121	17.21
6/13/2025	Buy	48,002	17.09
6/16/2025	Buy	20,564	17.21
6/17/2025	Buy	2,099	16.89
6/18/2025	Buy	3,233	16.92
6/20/2025	Buy	175	16.45
6/23/2025	Buy	13,000	16.50
6/24/2025	Buy	20,852	16.93
6/25/2025	Buy	21,107	17.26
6/26/2025	Buy	1,213	17.43
6/27/2025	Buy	3,942	17.49
6/30/2025	Buy	4,010	17.48
7/1/2025	Buy	6,191	17.67
7/2/2025	Buy	1,219	17.75
7/3/2025	Buy	2,108	17.88
7/7/2025	Buy	49	17.59
7/8/2025	Buy	100	17.52
7/9/2025	Buy	12,769	17.49
7/10/2025	Buy	33,450	17.39
7/11/2025	Buy	7,109	17.32
7/14/2025	Buy	137,703	17.16
7/15/2025	Buy	10,592	17.13
7/16/2025	Buy	30,375	17.27
7/17/2025	Buy	11,470	17.25
7/18/2025	Buy	7,686	17.11
7/21/2025	Buy	10,315	17.13
7/22/2025	Buy	61,430	17.00
7/23/2025	Buy	8,858	17.09